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Exhibit 99.1

[Molson Coors Logo]

Molson Coors Brewing Company Announces
Management Changes

        GOLDEN, Colorado and MONTREAL, Canada, March 18, 2005—Molson Coors Brewing Company (NYSE, TSX: TAP) today announced that a number of management-level employees have elected to leave the company and exercise longstanding change in control (CIC) clauses as a result of the recent merger. The December 9, 2004, merger proxy disclosed the CIC provisions.

        "We have a great team at Molson Coors that is deep with management talent. Most of these departures will be staged over the next several months to ensure a smooth, orderly transition and to take the company through its key summer selling season," said Leo Kiely, chief executive officer of Molson Coors Brewing Company.

        "I am looking forward to working with the rest of the management team to build an even stronger organization and a more competitive and diverse company," Kiely added.

        The following individuals will be leaving the company:

From Molson Coors Brewing Company:

  •
  Rob Klugman, Chief Strategy Officer
  •
  Bob Reese, Chief Legal Officer
  •
  Mara Swan, Chief People Officer
  •
  Ronald Tryggestad, Chief Accounting Officer
  •
  Jim Fredericks, Vice President, Global Rewards

From Coors Brewing U.S.:

  •
  David Barnes, Chief Financial Officer
  •
  Carl Barnhill, Chief Revenue Officer
  •
  Kevin Holland, Chief People Officer
  •
  Jeff Popkin, Regional Vice President, Sales
  •
  Olivia Thompson, Vice President, Corporate Excellence

From Coors Brewers Limited (U.K.):

  •
  Katherine MacWilliams, Chief Financial Officer

        Several of these positions have already been filled or will be filled in the near future. Recruiting for the remaining open positions has already begun, as the company seeks both internal and external candidates to join the management team. For example, Ron Tryggestad has agreed to stay as chief accounting officer until his replacement is hired in the next few months.

        "Many of these people have been with the company for a long time, and have made terrific contributions to where we are today. We wish them well and we will miss them," said Kiely.

        The company anticipates a severance expense in the first quarter of 2005 related to the CIC exercises. This expense is expected to be in the range of U.S. $13 million to $17 million pretax, excluding required payments for employee excise taxes and employee benefits.

        Molson Coors Brewing Company is the fifth largest brewer in the world. It sells its products in North America, Europe, Latin America and Asia. Molson Coors is the third largest brewer in the U.S., the second largest in the U.K. and the leading brewer in Canada. The company's brands include Coors

Light, Molson Canadian, Carling, Kaiser, Coors, Killian's Irish Red and Zima XXX. For more information on Molson Coors, visit the company's website, www.molsoncoors.com.

CONTACTS: Media: Sylvia Morin (514) 590-6345	Investors: Dave Dunnewald (303) 279-6565 Kevin Caulfield (303) 277-6894

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Forward-Looking Statements

        This press release includes "forward-looking statements" within the meaning of the federal securities laws, commonly identified by such terms as "looking ahead," "anticipates," "estimates" and other terms with similar meaning. It also includes financial information, of which, as of the date of this press release, the Company's independent auditors have not completed their audit. Subsequent events may occur or additional information may arise that could have an effect on the final year-end financial information. Although the Company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company's projections and expectations are disclosed in the Company's filings with the Securities and Exchange Commission. These factors include, among others, changes in consumer preferences and product trends; price discounting by major competitors; unanticipated expenses, margin impact and other factors resulting from the implementation of a new supply chain process; and increases in cost generally. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. We do not undertake to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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Molson Coors Brewing Company Announces Management Changes